SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 24, 2009

CHEYENNE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140204	76-0672176
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7305 Calle Sagrada
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 332-0882

Section 5                      Corporate Governance and Management

Item 5.02                      Departure of Directors or Principal Officers

By letter dated November 24, 2009, Daniel Motsinger resigned as Chief Executive Officer, Chief Financial officer and Director of Cheyenne Resources Corporation.  In submitting his resignation, Mr. Motsinger did not express any  disagreement with Cheyenne  on any matter relating to the registrant’s operations, policies or practices.

A copy of this Form 8-K has been provided to Mr. Motsinger with a request that he furnish a letter to Cheyenne stating whether he agrees with the statements contained in this report and, if not, the reasons for his disagreement.  We will file a copy of Mr. Motsinger’s response by amendment to this report, promptly after we receive the response.

Upon the resignation of Mr. Motsinger, Thomas J. Cunningham was appointed Chief Executive Officer and Chief Financial Officer.  Mr. Cunningham, age 67, has served as President of Cheyenne since May 2009.  He does not have an employment agreement with Cheyenne.  Mr. Cunningham has been a self employed management consultant since January 2008.  He was employed as Chief Administrative Officer of Tri-Valley Corporation from November 2005 to January 2008, and Chief Financial Officer of Tri-Valley Corporation from February 1997 to November 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheyenne Resources, Inc. (formerly Atlas Oil & Gas, Inc.)

Date: November 30, 2009	/s/ Thomas J. Cunningham
Thomas J. Cunningham, President